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EXHIBIT 99.1

                  AUTONATION, INC. SECOND QUARTER 1999 EARNINGS

1. EPS FROM CONTINUING OPERATIONS UP 91%, MEETING CONSENSUS ESTIMATE
2. COMPANY TO SEPARATE RENTAL OPERATIONS
3. BOARD APPROVES REPURCHASE OF ADDITIONAL $500 MILLION OF AN STOCK
4. MAROONE NAMED PRESIDENT & COO OF AUTONATION, INC.

FT. LAUDERDALE, FLORIDA (AUGUST 2, 1999) -AutoNation, Inc. (NYSE: AN) today reported that for the three months ended June 30, 1999, earnings per share from continuing operations rose 91 percent to $0.21 or $97.1 million, from $0.11, or $54.2 million for the same period in 1998. For the six months ended June 30, 1999, earnings per share from continuing operations rose 89 percent to $0.34, or $155.5 million, from $0.18, or $81.9 million for the same period last year. These results do not include the Company's automotive rental or solid waste operations, which are reflected in income from discontinued operations.

Revenue for the three months ended June 30, 1999, increased 60 percent to $5.1 billion from $3.2 billion for the same period in 1998. Revenue for the six months ended June 30, 1999 increased 75 percent to $9.6 billion compared to $5.5 billion reported last year.

Operating income for the three months ended June 30, 1999 increased 63 percent to $154.9 million from $94.9 million last year. Operating income for the six months ended June 30, 1999 increased 76 percent to $247.8 million from $140.8 million last year.

Commenting on the Company's performance in the quarter, Steven R. Berrard, Co-CEO, said, "AutoNation's automotive retail business continues to produce outstanding results. Same store automotive franchise revenue grew 5%, including an 8% gain in new vehicle unit sales. In Denver, where our 'Mile High' project is now six months old, we generated same store revenue gains of more than 20%, and we grew same store new vehicle unit sales more than 40%. At the same time, the Company increased total automotive retail's same store margins to 3.5% versus 3.3% last year, before retail overhead."

Commenting on the Company's position as the leading vehicle retailer on the Internet, Mr. Berrard added, "During the second quarter, AutoNation sold more than 10,000 vehicles via the Internet and generated over $230 million in revenue. For the first half of 1999, we sold over 16,000 vehicles and generated over $380 million in Internet-related revenue. AutoNationdirect.com, pairs the Internet's largest inventory of new and used vehicles with the Internet's most comprehensive package of online automotive shopping tools, including live online help from trained Internet sales consultants. We are on track to offer the complete inventory of all of our more than 412 franchises nationwide through AutoNationdirect.com by early in the fourth quarter."

BOARD APPROVES SEPARATION OF RENTAL OPERATIONS

AutoNation also reported that the Company's Board of Directors today decided that it would be in the best interest of the Company and its stockholders to separate AutoNation's automotive rental division from the Company. The Board is exploring various strategic alternatives regarding the form of separation. The division includes National Car Rental, Alamo Rent-A-Car and CarTemps USA. Commenting on the planned separation, AutoNation Chairman and Co-CEO, H. Wayne Huizenga said, "AutoNation's Board of Directors believes the separation will enhance shareholder value by making AutoNation a pure play automotive retailer, enabling the investment community to better recognize and evaluate the strengths and growth prospects of our automotive retail operations."



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Due to the planned separation, the automotive rental operations have been reflected as discontinued operations. Income from discontinued operations, net of taxes, for the three months ended June 30, 1999 was $404.1 million, or $0.90 per share, including the gain on the disposal of Republic Services, Inc., our former waste subsidiary. Income from discontinued operations, net of taxes, for the six months ended June 30, 1999 was $425.8 million, or $0.93 per share.

BOARD APPROVES ADDITIONAL $500 MILLION REPURCHASE PLAN

The Company's Board of Directors has also authorized the repurchase of an additional $500 million of common stock under the Company's share repurchase program. The Company is now authorized to repurchase up to $1 billion in common stock of which $449 million has been repurchased through June 30, 1999.

MAROONE NAMED PRESIDENT OF AUTONATION, INC.

The Company also announced today that Michael E. Maroone, 45, formerly president of AutoNation's Automotive Retail Group, has been named President and Chief Operating Officer of AutoNation, Inc. Mr. Maroone succeeds John H. Costello, who has resigned. With the separation of the rental vehicle operations from the Company, Mr. Costello decided to step down to pursue internet business ventures outside of AutoNation.

A second-generation automotive dealer, Mr. Maroone joined AutoNation in 1997 when the then Republic Industries acquired the Maroone Group, a south Florida-based collection of franchised automotive dealerships that Mr. Maroone led as President and Chief Executive Officer. At the Maroone Group, Mr. Maroone oversaw one of the world's largest General Motors franchises, the third largest Dodge franchise in the United States and the number one Isuzu franchise in the world. Other Maroone Group franchises included Ford, Jeep and Oldsmobile.

As President of the AutoNation Retail Group, Mr. Maroone had responsibility for the operations of the company's franchised dealerships and AutoNation USA used vehicle megastores.

AutoNation, Inc. is the world's largest automotive retailer, with more than 412 automotive franchises and/or 42 AutoNation USA megastores in 24 states. AutoNation also operates more than 270 web sites, including AutoNationdirect.com, which offers the Internet's largest selection of new and used vehicles. Its automotive rental operations, including Alamo Rent-A-Car, Inc., National Car Rental System, Inc. and Car Temps USA, operates nationally and in more than 65 countries.

CERTAIN STATEMENT AND INFORMATION INCURRED IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCES, OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD LOOKING STATEMENTS. ADDITIONAL DISCUSSION OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTIONS, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S SEC FILINGS.

SOURCE AUTONATION, INC.
CO:  AUTONATION, INC.
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                                AUTONATION, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)




                                                                     Three Months Ended              Six Months Ended
                                                                          June 30,                       June 30,
                                                                   ---------------------            -------------------
                                                                      1999       1998    % Change     1999        1998     % Change
                                                                   ---------   --------- --------  ---------   ---------   --------
Revenue                                                            $ 5,069.6   $ 3,172.6   60%     $ 9,632.3   $ 5,516.0      75%
Cost of operations                                                   4,362.6     2,741.0             8,315.3     4,767.1
                                                                   ---------   ---------           ---------   ---------

Gross margin                                                           706.8       431.6   64%       1,317.0       748.9      76%

Selling, general and administrative                                    536.9       327.4             1,040.4       588.3
Corporate overhead                                                      15.0         9.3                28.8        19.8
                                                                   ---------   ---------           ---------   ---------

Operating income                                                       154.9        94.9   63%         247.8       140.8      76%

Net interest expense                                                    (4.6)       (8.1)               (7.9)       (8.6)
Other income (expense)                                                   1.4        (2.1)                3.1        (4.3)
                                                                   ---------   ---------           ---------   ---------

Income from continuing operations before income taxes                  151.7        84.7   79%         243.0       127.9      90%

Provision for income taxes                                              54.6        30.5                87.5        46.0
                                                                   ---------   ---------           ---------   ---------

Income from continuing operations                                       97.1        54.2   79%         155.5        81.9      90%

Discontinued operations:
      Income from discontinued operations,
        net of income taxes and minority interest                       24.8        73.2                46.5       122.6
      Gain on disposal of RSG shares, net of income taxes              379.3          --               379.3          --
                                                                   ---------   ---------           ---------   ---------
                                                                       404.1        73.2               425.8       122.6
                                                                   ---------   ---------           ---------   ---------

Net income                                                         $   501.2   $   127.4  293%     $   581.3   $   204.5     184%
                                                                   =========   =========           =========   =========
      Diluted income per common and
        common equivalent share:
          Continuing operations                                    $    0.21   $    0.11   91%     $    0.34   $    0.18      89%
          Discontinued operations                                       0.90        0.16                0.93        0.26
                                                                   ---------   ---------           ---------   ---------
          Net income                                               $    1.11   $    0.27  311%     $    1.27   $    0.44     189%
                                                                   =========   =========           =========   =========

Weighted average common and common equivalent shares                   453.1       473.9               459.0       466.9
                                                                   =========   =========           =========   =========


(a) Operating results for the three and six months ended June 30, 1998 have been restated to present the Company's automotive rental and solid waste services divisions as discontinued operations.